                                                                      EXHIBIT 16







Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549




Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Bingham Financial Services Corporation dated September 10, 2002.


                                    /s/ Plante & Moran, LLP




Southfield, Michigan
September 10, 2002